As filed with the Securities and Exchange Commission on June 10, 2016.

Registration No. 333-210672

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

______________________

AMENDMENT NO. 2

TO
FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

______________________

MASSROOTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	7370	46-2612944
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1624 Market Street, Suite 201, Denver, CO 80202
(720) 442-0052
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

______________________

Isaac Dietrich, Chief Executive Officer

MassRoots, Inc.
1624 Market Street, Suite 201, Denver, CO 80202

(720) 442-0052
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

______________________

Please send copies of all communications to:

Peter J. Gennuso, Esq. Christopher A. Moore, Esq. Thompson Hine LLP 335 Madison Avenue, 12th Floor New York, NY 10017 Tel: (212) 908-3958 Fax: (212) 344-6101	Isaac Dietrich Chief Executive Officer MassRoots, Inc. 1624 Market Street, Suite 201, Denver, CO 80202 Tel: (720) 442-0052

______________________

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ] Accelerated filer[ ] Non-accelerated filer [ ] Smaller reporting company [x]

(Do not check if a smaller reporting company)

____________________

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Units, consisting of Common Stock and Warrants to purchase Common Stock	[ ]	[ ]
Common Stock underlying the Units, par value $0.001 per share, (3)	-	-
Warrants to Purchase Common Stock underlying the Units (3)(4)	-	-
Common Stock Issuable upon Exercise of Warrants (3)	[ ]	[ ]
Total	$6,500,000	$655 (5)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (“Securities Act”)
(2)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.
(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g) under the Securities Act.
(5)	$655 has been previously paid by the issuer in connection with the filing of the Form S-1 on April 11, 2016.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

____________________

EXPLANATORY NOTE

MassRoots, Inc. (the “Company”) is filing this Amendment No. 2 (the “Amendment No. 2”) to its Registration Statement on Form S-1 (File No. 333-210672) (the “Registration Statement”) solely to file the XBRL exhibits to the Registration Statement which were omitted from its previous Amendment No. 1 to its Registration Statement filed on June 9, 2016 due to an error made by the Company’s EDGAR filing agent. This Amendment No. 2 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth expenses (estimated except for the SEC registration fees and FINRA notice fee) in connection with the offering described in the Registration Statement:

SEC registration fees	$655
FINRA Notice Fees	$5,000
Legal fees and expenses	$30,000
Accountants fees and expenses	$2,500
Miscellaneous	$7,500
TOTAL	$45,655

Item 14. Indemnification of Directors and Officers.

The Amended and Restated Certificate of Incorporation of the Company provides that:

•         The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnified Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys" fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

•         The Company shall pay the expenses (including attorneys' fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article or otherwise.

•         If a claim for indemnification or advancement of expenses under this Article is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Any indemnification as outlined above is not exclusive of any other rights to indemnification afforded by Delaware law.

Item 15. Recent Sales of Unregistered Securities.

Each of the below transactions were exempt from the registration requirements of the Securities Act in reliance upon Rule 701 promulgated under the Securities Act, Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

Since the Company’s inception on April 26, 2013 through March 30, 2014, the Company issued and/or sold the following unregistered securities:

•	On April 26, 2013, the Company approved the issuance of 15.25 shares of common stock (4,646,136 shares post-Exchange, as defined herein) to the Company’s CEO and Chairman, Isaac Dietrich, to repay $17,053 short term borrowing from him and for services provided. In addition, 42.81 stock options were issued as part of the employment agreement with the Mr. Dietrich. The stock option allows Mr. Dietrich to purchase 42.81 shares of the Company’s common stock (13,042,695 shares post-Exchange) at $1.00 per share per each individual option. The options will vest through January 1, 2017. Each option issued contained an acceleration clause which was triggered upon the closure of the financing on January 1, 2014 that caused all options to vest immediately. On January 1, 2014, Mr. Dietrich exercised all options held at that time.
•	On April 26, 2013, the Company approved the issuance of 3.75 shares of common stock (1,142,493 shares post-Exchange) to the Company’s Chief Operations Officer, Hyler Fortier, in exchange for her services. 11.25 stock options were also issued as part of the employment agreement with Ms. Fortier. The stock options allow Ms. Fortier to purchase 11.25 shares of the Company’s common stock (3,427,478 shares post-Exchange) at $1.00 per share per each individual option. The options will vest through January 1, 2017. Each option issued contained an acceleration clause which was triggered upon the closure of the financing on January 1, 2014 that caused all options to vest immediately. On January 1, 2014, Ms. Fortier exercised all options held at that time.
•	On April 26, 2013, the Company approved the issuance of 3.00 shares of common stock (913,994 shares post-Exchange) to the Company’s Chief Technology Officer, Stewart Fortier, in exchange for his services. 9.0 stock options were issued as part of the employment agreement with Mr. Fortier. The stock options allow Mr. Fortier to purchase 9.0 shares of the Company’s common stock (2,741,982 shares post-Exchange) at $1.00 per share per each individual option. The options will vest through January 1, 2017. Each option issued contained an acceleration clause which was triggered upon the closure of the financing on January 1, 2014 that caused all options to vest immediately. On January 1, 2014, Mr. Fortier exercised all options held at that time.
•	On April 26, 2013, the Company approved the issuance of 3.00 shares of common stock (913,994 shares post-Exchange) to Tyler Knight in exchange for his services. 9.0 stock options were also issued as part of the employment agreement with Mr. Knight. The stock options allow Tyler Knight to purchase 9.0 shares of the Company’s common stock (2,741,982 shares post-Exchange) at $1.00 per share per each individual option. The options will vest through January 1, 2017. Each option issued contained an acceleration clause which was triggered upon the closure of the financing on January 1, 2014 that caused all options to vest immediately. On January 1, 2014, Mr. Knight exercised all options held at that time.

•	On October 7, 2013, the Company entered into an agreement to issue as compensation for services provided a total of 2.94 Series A Preferred shares (895,715 common shares post-Exchange) with a market value of $24,998 to Douglas Leighton for financial consulting services. These shares were issued on January 1, 2014.
•	On October 7, 2013, we entered into agreements to issue 5.88, 5.88, and 5.89 Series A Preferred Shares (1,791,428, 1,791,428, and 1,794,475 common shares post-Exchange) to Bass Point Capital, LLC, WM18 Finance LTD, and Rother Investments, LLC, respectively, in exchange for $50,000 capital investments from each. These shares were subsequently issued on the closing date of January 1, 2014. On March 18, 2014, as part of a Plan of Reorganization, (i) all preferred shareholders converted their shares of stock into common stock as is outlined in our certificate of incorporation; (ii) the Company’s certificate of incorporation was amended to allow for the issuance of 200,000,000 shares of our common stock, (iii) the Company’s current shareholders exchanged their shares of our common stock for the pro-rata percentage of 36,000,000 shares of our common stock (the “Exchange”).

From March 18, 2014 through June 1, 2016, the Company issued and/or sold the following unregistered securities:

•	On March 18, 2014, as payment for consulting services, we granted Dutchess Opportunity Fund, II LP a warrant exercisable into 4,050,000 shares of our common stock at $0.001 per share, and a warrant exercisable into 2,375,000 shares of our common stock at $0.40 per share.
•	On March 24, 2014, we completed an offering of $475,000 of our securities to certain accredited and non-accredited investors consisting of (i) $269,100 of convertible debentures, convertible into shares of the Company’s common stock at $0.10 per share, together with warrants, exercisable into an amount of our common stock equal to fifty percent (50%) of the common stock underlying the convertible debentures, at $0.40 per share; and (ii) 2,059,000 shares of our common stock at $0.10 per share, with a warrant, exercisable into an amount of our common stock equal to fifty percent (50%) of the common stock purchased, at $0.40 per share.
•	On June 6, 2014, each of Ean Seeb, Tripp Keber, and Sebastian Stant received a stock award of 250,000 shares of our common stock, while Jesus Quintero received a stock award of 100,000 shares of our common stock as compensation for their service. These awards, along with all the then outstanding shares were included in our resale registration statement on Form S-1 that originally went effective on September 15, 2014 (“2014 Registration Statement”). The securities in the transactions set out below were not covered by the 2014 Registration Statement:
•	Each of Ean Seeb, Tripp Keber, and Sebastian Stant also received 750,000, 750,000, and 550,000 options, respectively, to purchase shares of our common stock pursuant to our 2014 Equity Incentive Plan.
•	On March 3, 2015, Chardan Capital Market, LLC and the Special Equities Group, LLC, received 40,000 and 160,000 shares, respectfully, for Chardan’s investment banking services.
•	From September 15, 2014 to March 11, 2015, we completed an offering of $866,000 of our securities to certain accredited and non-accredited investors consisting of 1,732,000 shares of our common stock at $0.50 per share, along with warrants to purchase 866,000 shares at $1 per share.
•	From April 1, 2015 through April 17, 2015, MassRoots, Inc. completed an offering of 960,933 shares of the Company’s common stock to certain accredited and unaccredited investors, pursuant to which, the Company received gross proceeds of $576,200. The Company terminated this offering as of April 17, 2015. The Company compensated Chardan Capital Markets, LLC $20,000 cash and 262,560 shares of common stock as commission for this placement.
•	On February 27, 2015, certain service providers purchased warrants permitting the purchase of 100,000 shares at $0.50 per share.
•	From January 1 to April 8, 2015, the Company granted 1,080,000 shares and options to purchase 1,065,000 shares at $0.50 per share to 20 employees and consultants of the Company pursuant to the 2014 Plan.
•	On April 28, 2015, the Company entered into a consulting agreement with Torrey Hills Capital, under which, Torrey Hills Capital received 75,000 shares of the Company’s common stock.
•	On May 12, 2015, the Company entered into a consulting agreement with Caro Capital, under which Caro Capital, as compensation for services provided, will receive 200,000 shares of Company’s common stock in exchange for $200.

•	From June 10, 2015 through July 13, 2015, MassRoots sold 1,540,673 shares of unregistered common stock to certain accredited investors for gross proceeds of $1,140,502. In connection with this offering, Chardan Capital Markets, LLC received $27,200 in cash and 80,560 shares of the Company’s common stock as commission for this placement.
•	On June 15, 2015, the Company entered into a consulting agreement with Demeter Capital, under which Demeter Capital, as compensation for services provided, will receive 100,000 shares of the Company’s common stock in exchange for $100.
•	On July 30, 2015, MassRoots entered into consulting agreements with each of Shmuel Tennenhaus and Daniel Mohler to provide advisory services to the Company. As part of the agreements, Mr. Tennenhaus and Mr. Mohler received warrants to purchase 125,000 and 50,000 shares of common stock, respectively, at $0.90 per share.
•	Under the 2014 and 2015 Plans, from June 2014 to March 30, 2016, the Company issued 1,895,000 shares of common stock and 6,697,500 options to purchase common stock (amounts are stated disregarding any vesting provisions in the applicable agreements).
•	In December 2015, MassRoots issued 146,200 three year warrants with an exercise price of $1.06 to our holders of outstanding warrants issued in conjunction with our September 15, 2014 to March 11, 2015 offering. These warrants were issued in exchange for the holder agreeing to waive certain adjustment provisions of the warrant received in the September 15, 2014 to March 11, 2015 offering.
•	In January 2016, the Company issued warrants to purchase an aggregate of 100,000 shares of common stock at $0.83 per share to certain service providers.
•	In February 2016, MassRoots issued to a service provider a 12 month convertible debentures at 15% interest with a principal amount of $35,000 along with 35,000 3-year warrants to purchase shares common stock at $1.00 per share The convertible debentures are payable at maturity, and convertible at the investor’s determination at a price equal to 90% of the price of a subsequent public underwritten offering if one occurs over $5 million, or, if no subsequent offering occurs, at $0.75 per share.
•	In March 2016, MassRoots completed a private offering to certain accredited investors of six (6) month secured convertible notes with a principal amount of $1,514,667 (the “Bridge Notes”) together with five year warrants to purchase an amount of shares of the Company’s common stock equal to the number of shares of common stock issuable upon the conversion of the notes in full and having an exercise price of $1.00 per share. The Bridge Notes are secured by all the assets of the Company, and each of the executive officers of the Company entered into a lock-up agreement whereby they agreed to not sell or offer any shares of the Company’s common stock owned by them until the Bridge Notes are fully repaid, redeemed or converted. The Bridge Notes may be convertible into shares of the Company’s common stock at a price per share equal to the lower of (i) one dollar ($1.00), and (ii) a 25% discount to the price at which the Company next conducts an offering after the issuance date of the note; provided, however, if any part of the principal amount of the note remains unpaid at its maturity date, the conversion price would be equal to 65% of the average of the three trading days with the lowest daily weighted average prices of the Company’s common stock occurring during the fifteen days prior to the notes’ maturity date. Gross proceeds received by MassRoots in this offering was $1,420,000, while net proceeds were $1,271,600 (excluding any legal fees). In connection with this offering, Chardan Capital Markets, LLC received $123,400 in cash as commission for this placement.

Except as noted, none of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the Registrant believes each transaction was exempt from the registration requirements of the Securities Act as stated above. All recipients of the foregoing transactions either received adequate information about the Registrant or had access, through their relationships with the Registrant, to such information. Furthermore, the Registrant affixed appropriate legends to the share certificates and instruments issued in each foregoing transaction setting forth that the securities had not been registered and the applicable restrictions on transfer.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibit index attached hereto is incorporated herein by reference.

(b) Financial Statement Schedule

All schedules have been omitted because the information required to be set forth in the schedules is either not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 (c)          The undersigned Registrant hereby undertakes that it will:

(1)   for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2)  for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 10, 2016.

MASSROOTS, INC.

By:	/s/ Isaac Dietrich Isaac Dietrich Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Isaac Dietrich	Principal Executive Officer and Chairman of the Board of Directors	June 10, 2016
Isaac Dietrich

/s/ Tripp Keber	Director	June 10, 2016
Tripp Keber

/s/ Terence Fitch	Director	June 10, 2016
Terence Fitch

/s/ Stewart Fortier	Director, Chief Technology Officer	June 10, 2016
Stewart Fortier

/s/ Ean Seeb	Director	June 10, 2016
Ean Seeb

/s/ Jesus Quintero	Chief Financial Officer and Chief Accounting Officer	June 10, 2016
Jesus Quintero

EXHIBIT INDEX

No.	Description
2.1	Plan of Reorganization, dated March 18, 2014. (incorporated by reference to Exhibit 2.1 filed together with the Company’s Registration Statement on Form S-1 on June 13, 2014.)
3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 filed together with the Company’s Registration Statement on Form S-1 on June 13, 2014.)
3.2	Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 filed together with the Company’s Registration Statement on Form S-1 on June 13, 2014.)
3.3	Bylaws of the Company (incorporated by reference to Exhibit 3.3 filed together with the Company’s Registration Statement on Form S-1 on June 13, 2014.)
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 filed together with the Company’s Registration Statement on Form S-1 on June 13, 2014.)
5.1	Form of Opinion of Thompson Hine LLP regarding the legality of the securities being registered*
10.1	Amended Employment Agreement by and between the Company and Isaac Dietrich (incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-K filed on March 31, 2015)
10.2	Amended Employment Agreement between the Company and Daniel Hunt (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 19, 2015)
10.3	Employment Agreement by and between the Company and Stewart Fortier, dated April 1, 2014 (incorporated by reference to Exhibit 10.3 filed together with the Company’s Registration Statement on Form S-1 on June 13, 2014.)
10.4	Lease by and between the Company and RVOF Market Center LLC (incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-K filed on March 31, 2015)
10.5	First Amendment to Lease by and between the Company and RVOF Market Center LLC, dated 12/11/2015 (incorporated by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K filed on March 30, 2016)
10.6	Subscription Agreement dated May 26, 2015, between MassRoots and Flowhub (incorporated by reference to Exhibit 10.1 to the Company’s Current Report Form 8-K filed on May 28, 2015)
10.7	2014 Stock Incentive Plan and forms of stock option agreement and stock award agreement thereunder (incorporated by reference to Exhibit 10.12 filed together with the Company’s Registration Statement on Form S-1 on June 13, 2014.)
10.8	Consulting Agreement, dated May 1, 2015, by and between Jesus Quintero and the Company (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on May 15, 2015)
10.9	Consulting Agreement between MassRoots and Demeter Capital, dated June 15, 2015 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on July 22, 2015)
10.10	Investment Banking Agreement between Chardan and the Company, dated September 24, 2015 (incorporated by reference to Exhibit 10.16 filed together with the Company’s Amendment No. 1 to its Registration Statement on Form S-1 on October 7, 2015)

10.11	Employment Agreement between the Company and Jesus Quintero (incorporated by reference to Exhibit 10.22 filed together with the Company’s Amendment No. 1 to the Registration Statement on Form S-1 on October 7, 2015)
10.12	2015 Stock Incentive Plan and forms of stock option agreement and stock award agreement thereunder (incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K filed on March 30, 2016)
10.13	Form of Security Agreement Related to Convertible Debentures from the March 2014 Offering (incorporated by reference to Exhibit 10.9 filed together with the Company’s Registration Statement on Form S-1 on June 13, 2014.)
10.14	Form of Subscription Agreement from the March 2014 Offering (incorporated by reference to Exhibit 10.10 filed together with the Company’s Registration Statement on Form S-1 on June 13, 2014.)
10.15	Form of Warrant issued for consulting services from March 2014 Offering at $0.40 per share (incorporated by reference to Exhibit 4.5 filed together with the Company’s Registration Statement on Form S-1 on June 13, 2014)
10.16	Form of Warrant issued for consulting services from March 2014 Offering at $0.001 per share (incorporated by reference to Exhibit 4.6 filed together with the Company’s Registration Statement on Form S-1 on June 13, 2014)
10.17	Form of Warrant issued together with Convertible Debentures from March 2014 Offering at $0.40 per share (incorporated by reference to Exhibit 4.4 filed together with the Company’s Registration Statement on Form S-1 on June 13, 2014)
10.18	Form of Convertible Debenture Agreement Issued in March 2014 Offering (incorporated by reference to Exhibit 4.4 filed together with the Company’s Registration Statement on Form S-1 on June 13, 2014)
10.19	Form of Debenture Registration Rights Agreement related to March 2014 Offering (incorporated by reference to Exhibit 10.11 filed together with the Company’s Registration Statement on Form S-1 on June 13, 2014)
10.20	Form of Warrant issued with Subscription Agreement from March 2014 Offering at $0.40 per share (incorporated by reference to Exhibit 4.2 filed together with the Company’s Registration Statement on Form S-1 on June 13, 2014)
10.21	Form of Subscription Agreement from September 15, 2014 to March 11, 2015 Private Placement (incorporated by reference to Exhibit 10.21 to the Company’s Annual Report on Form 10-K filed on March 30, 2016)
10.22	Form of Warrant issued with Subscription Agreement in September 15, 2014 to March 11, 2015 Private Placement at $1.00 per share (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K filed on March 30, 2016)
10.23	Form of Subscription Agreement from April 1, 2015 through April 17, 2015 Private Placement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 17, 2015)
10.24	Form of Subscription Agreement from June 10, 2015 through July 13, 2015 Private Placement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 14, 2015)
10.25	Form of Service Provider Warrant+
10.26	Form of Subscription Agreement for the Registered Offering Occurring in November 2015 (incorporated by reference to Exhibit 4.2 filed together with the Company’s Amendment No. 1 to the Registration Statement on Form S-1 on October 7, 2015)

10.27	Form of Warrant for the Registered Offering Occurring in November 2015(incorporated by reference to Exhibit 4.3 filed together with the Company’s Amendment No. 1 to the Registration Statement on Form S-1 on October 7, 2015)
10.28	Form of Convertible Debenture in March 2016 Offering (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 18, 2016)
10.29	Form of Warrant in March 2016 Offering (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 18, 2016)
10.30	Form of Warrant for the Offering++
10.31	Form of Subscription Agreement for the Offering++
10.32	Engagement Letter with Chardan Capital Markets, LLC dated March 29, 2016+
14.1	Code of Ethics of the Company (incorporated by reference to Exhibit 14.1 to the Company’s Annual Report on Form 10-K filed on March 31, 2015)
23.1	Consent of N.K.A. L&L CPAs, PA, formally known as Bongiovanni & Associates, P.A.*
23.2	Consent of Liggett & Webb, PA *
23.3	Consent of Thompson Hine, LLP (included in Exhibit 5.1)
99.1	Charter of the Audit Committee (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on December 14, 2015)
99.2	Charter of the Compensation Committee (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on December 14, 2015)
99.3	Charter of the Nominating/Corporate Governance Committee (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on December 14, 2015)
101.INS	XBRL Instance Document @
101.SCH	XBRL Taxonomy Extension Schema Document @*
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document @*
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document @*
101.LAB	XBRL Taxonomy Extension Label Linkbase Document @*
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document. @*

*Filed hereby with this Registration Statement

+Incorporated by reference to the exhibit of the same number filed together with the Company’s Registration Statement on Form S-1 filed on April 11, 2016.

++ To be filed by subsequent amendment.

@ XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.